Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-63760, No. 333-75162 and No. 333-103969) and Form S-3 (No. 333-97819) of Odyssey Re Holdings Corp. of our report dated February 2, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.

New York, New York
February 13, 2004